UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2004

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio		43604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS

Effective October 23, 2000, the Securities and Exchange Commission (the “SEC”) adopted new rules related to insider trading. One of these new rules, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

On January 28, 2003, the Board of Directors of Health Care REIT, Inc. (the “Company”) adopted a resolution modifying its insider trading policy to allow insiders to sell securities of the Company pursuant to pre-arranged trading plans. As previously reported, George L. Chapman, Chairman and Chief Executive Officer of the Company, Raymond W. Braun, President and Chief Financial Officer of the Company, and Erin C. Ibele, Vice President and Corporate Secretary of the Company, adopted individualized trading plans under Rule 10b5-1 of the 1934 Act.

On November 19, 2004, Ms. Ibele entered into a new plan pursuant to which she instructed her broker to exercise options and sell up to 23,297 shares of the Company’s common stock during the period between December 20, 2004 and June 30, 2005. The number of shares to be exercised and sold under Ms. Ibele’s plan ranges from 3,200 to 4,097 shares per month, not including any unsold shares that might be carried over from a previous month.

Reports of the details of actual sales under the plan will be filed by Ms. Ibele on Form 4 in accordance with SEC regulations.

SIGNATURE

Pursuant to the requirements of the 1934 Act, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ George L. Chapman

George L. Chapman

Its: Chairman of the Board and Chief Executive Officer

Dated: November 23, 2004